UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2026

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive
Southlake, TX	76092
(Address of principal executive offices	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Strategic Governance Agreement

On March 5, 2026 (the “Effective Date”), Sabre Corporation, a Delaware corporation (the “Company”) entered into a Strategic Governance Agreement (the “Agreement”) with Constellation Canadian Holdings Inc., an Ontario corporation and Constellation Software Inc., an Ontario corporation (each, a “Constellation Party,” and collectively, the “Constellation Parties”) pursuant to which, among other things, the Company agreed to, as promptly as practicable, but in any event no later than 10 business days following the Effective Date, take all necessary actions to appoint Damian McKay (the “New Director”) as a member of the Company’s board of directors (the “Board”) with a term expiring at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”). In addition, the Company agreed to nominate the New Director for election at the 2026 Annual Meeting, recommend that the Company’s stockholders vote to elect the New Director at the 2026 Annual Meeting and use its reasonable best efforts to obtain the election of the New Director at the 2026 Annual Meeting.

Pursuant to the Agreement, the Constellation Parties are subject to certain customary standstill restrictions, including that they will not acquire Beneficial Ownership (as defined in the Agreement) of and economic exposure to more than 15% of the Company’s outstanding shares of Common Stock, par value $0.01 per share, in the aggregate, from the Effective Date until the later of (i) the earlier of (a) 30 days prior to the director nomination deadline for the Company’s 2027 annual meeting of stockholders and (b) 120 days prior to the first anniversary of the 2026 Annual Meeting, and (ii) 10 days after the date on which the New Director ceases to serve on the Board (the “Specified Period”). The Constellation Parties have also agreed to vote in a manner consistent with the recommendation of the Board during the Specified Period; provided, however, that, except with respect to the 2026 Annual Meeting, if Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co., LLC (“Glass Lewis”) recommend otherwise with respect to any proposals (other than as related to the election or removal of directors), the Constellation Parties are permitted to vote in accordance with the ISS or Glass Lewis recommendation; provided, further, that the Constellation Parties are permitted to vote in their sole discretion on any proposal with respect to an Extraordinary Transaction (as defined in the Agreement) or that relates to the implementation of takeover defenses. The Agreement also contains certain customary mutual non-disparagement provisions and confidentiality provisions.

In addition, pursuant to the Agreement, in connection with the appointment of the New Director, the Constellation Parties irrevocably withdraw, and are deemed to have irrevocably withdrawn, the director nomination notice previously delivered to the Company. Further, pursuant to the Agreement, the Company agreed to within two business days after the Effective Date (the “Acceleration Date”) amend the Rights Agreement, dated as of March 1, 2026 (the “Rights Agreement”), by and between the Company and Equiniti Trust Company, LLC, as rights agent (the “Rights Agent”), such that the Final Expiration Date (as defined in the Rights Agreement) is accelerated to the next immediate business day following the Acceleration Date.

On March 5, 2026, the Company entered into an amendment (the “Rights Agreement Amendment”) to the Rights Agreement with the Rights Agent accelerating the expiration of the Rights Agreement and terminating the preferred stock purchase rights, effective at the close of business on March 6, 2026.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

The description of the Agreement and the Rights Agreement Amendment herein do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement and the Rights Agreement Amendment, copies of which are attached hereto as Exhibit 10.1 and Exhibit 4.1, respectively, and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Rights Agreement Amendment is incorporated into this Item 1.02 by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Rights Agreement Amendment is incorporated into this Item 3.03 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated into this Item 5.02 by reference.

On March 5, 2026, pursuant to the Agreement, the Board appointed Damian McKay, age 54, to serve as a director of the Company effective as promptly as practicable after, and in no event later than ten business days after, the Effective Date. Mr. McKay will serve for an initial term expiring at the 2026 Annual Meeting or until his earlier resignation or removal. The Board also appointed Mr. McKay as a member of the Technology Committee of the Board.

The Board has determined that Mr. McKay is an independent director according to NASDAQ listing standards. As a director, Mr. McKay will participate in the Company’s non-employee director compensation program. Currently under this program, he is entitled to receive an annual cash retainer of $90,000, as well as an annual cash retainer for service on committees of the Board. Also currently under the program, he is eligible to receive a restricted stock unit award on the date of his appointment to the Board, as well as beginning in 2027 an annual restricted stock unit award on the date of the Company’s annual meeting of stockholder, in each case with a grant date value of $200,000 and vesting in full on the first anniversary of the date of grant. Other than the Agreement, there are no arrangements or understandings between Mr. McKay and other persons pursuant to which he was selected as a director and the Company is not aware of any transaction with the New Director that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, on March 1, 2026, the Company filed a Certificate of Designations of Series B Preferred Stock with the Secretary of State of the State of Delaware setting forth the rights, powers and preferences of the Series B Preferred Stock issuable upon exercise of the Rights (the “Preferred Shares”). Promptly following the expiration of the Rights and the termination of the Rights Agreement, the Company will file a Certificate of Elimination (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware eliminating the Preferred Shares and returning them to authorized but undesignated shares of the Company’s preferred stock, par value $0.01 per share.

The foregoing summary of the Certificate of Elimination does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Elimination, a copy of the form of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 5, 2026, the Company issued a press release announcing the events described in Items 1.01 and 5.02 of this Current Report on Form 8-K. A copy of the press release is attached hereto and furnished as Exhibit 99.1.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Form of Certificate of Elimination of Series B Preferred Stock of Sabre Corporation.

4.1	Amendment, dated March 5, 2026, to Rights Agreement, dated March 1, 2026, between Sabre Corporation and Equiniti Trust Company, LLC, as rights agent.

10.1	Strategic Governance Agreement, dated as of March 5, 2026, by and among Sabre Corporation, Constellation Software Inc. and Constellation Canadian Holdings Inc.

99.1	Press Release, dated March 5, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 5, 2026

Sabre Corporation

By:	/s/ Rochelle Boas
Name:	Rochelle Boas
Title:	Executive Vice President and Chief Legal Officer